Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Geordan Pursglove, the Chief Executive Officer of Lixte Biotechnology Holdings, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(i) The Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 12, 2025	By:	/s/ GEORDAN PURSGLOVE
Geordan Pursglove
President and Chief Executive Officer
(Principal Executive Officer)